Exhibit 10.3

UNIVERSAL HEALTH SERVICES, INC.

TERMINATION, ASSIGNMENT AND RELEASE AGREEMENT

WHEREAS, Universal Health Services, Inc., a Delaware corporation (the “Company”), and Anthony Pantaleoni (the “Trustee”) as Trustee of the Alan B. Miller 1998 Dual Life Insurance Trust (the “Trust”) irrevocably designated by the insured executive Alan B. Miller (the “Executive”) have entered into that certain Split Dollar Life Insurance Agreement (the “Split Dollar Agreement”) and Split Dollar Collateral Assignment (the “Collateral Assignment”) each effective as of October 8, 1998 and attached hereto as Exhibit A which together establish a “split-dollar” life insurance arrangement between the Company and the Trust;

WHEREAS, Article V of the Split Dollar Agreement provides that such Agreement shall terminate upon delivery by the Trustee to the Company of written notice of termination;

WHEREAS, Article VI of the Split Dollar Agreement provides that in the event of termination of the Agreement under Article V, that Trustee shall have ninety days to pay the Company an amount equal to the Company’s investment in the applicable insurance policies or to surrender the policies to or for the benefit of the Company in satisfaction of the obligations to the Company; and

WHEREAS, the Company and the Trustee with approval of the insured Executive now desire to terminate the Split Dollar Arrangement and the Collateral Assignment and to have the Trustee assign all right title and interest in the insurance policies covered by the Split Dollar Agreement and Collateral Assignment to the Company in full satisfaction of any obligation to the Company and release by the Company of all claims for repayment of the Company’s investment in the policies;

NOW, THEREFORE, the Company, the Trustee and the Executive hereby agree as follows, all to be effective as of December 9, 2010:

1. The Split Dollar Agreement is hereby terminated;

2. The Trustee, with approval of the Executive, hereby transfers all right, title and interest in the insurance policies subject to the Split Dollar Agreement and Collateral Assignment to the Company and releases the Company from any and all further obligations to the Trust and/or the Executive or his beneficiaries under the Split Dollar Agreement; and

3. The Company hereby accepts the transfer of the policies to it in full satisfaction of its rights under the Split Dollar Agreement and the Collateral Assignment and hereby releases the Trust and the Executive from any further obligations thereunder and hereby releases and terminates the Collateral Assignment.

IN WITNESS WHEREOF, the parties hereto have executed this Termination, Assignment and Release Agreement, to be effective as of December 9, 2010.

COMPANY:

Universal Health Services, Inc.

By: /s/ Steve Filton

Title: Sr. Vice President and Chief Financial Officer

TRUST:

/s/ Anthony Pantaleoni
Trustee for the
Alan B. Miller 1998 Dual Life Insurance Trust

EXECUTIVE:

/s/ Alan B. Miller

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